SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2015

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Securityholders

On March 4, 2015, Coherent, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders and the following are the final voting results for the meeting:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
One: To elect seven directors
John R. Ambroseo	21,422,187	687,089	7,747	1,469,119
Jay T. Flatley	21,980,933	127,744	8,346	1,469,119
Susan M. James	21,976,721	136,007	4,295	1,469,119
L. William Krause	21,963,814	145,210	7,999	1,469,119
Garry W. Rogerson	21,417,029	692,096	7,898	1,469,119
Steve Skaggs	21,981,967	126,639	8,417	1,469,119
Sandeep Vij	21,413,730	697,474	5,819	1,469,119
Two: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2015	22,679,778	803,174	103,190	–
Three: Advisory vote to approve executive officer compensation	21,403,135	604,419	109,469	1,469,119

Each of the above-named directors was elected at the annual meeting, and stockholders approved: (i) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2015; and (ii) the compensation of the Company’s executive officers for the fiscal year ended September 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: March 9, 2015
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel